Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of KNOT Offshore Partners LP, a Marshall Islands limited partnership (the “Partnership”), certifies, to such officer’s knowledge, that:

The annual report on Form 20-F for the year ended December 31, 2018 of the Partnership (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 10, 2019		KNOT OFFSHORE PARTNERS LP

	By:	/s/ John Costain
	Name:	John Costain
	Title:	Principal Executive Officer
and Principal Financial Officer